EXHIBIT 1.1(b)

                                                                  CWHEQ 200_-_


                                INDEMNIFICATION
                                      AND
                            CONTRIBUTION AGREEMENT

          AGREEMENT, dated __________, 200_ (this "Agreement"), among CWHEQ, Inc., a Delaware corporation ("CWHEQ"), Countrywide (as defined below) and the Broker-Dealers (as defined below).

                                  WITNESSETH:

          WHEREAS, CWHEQ and one or more of the Broker-Dealers are parties to the Underwriting Agreement (defined below), providing for the sale by CWHEQ and the purchase, severally and not jointly, by such Broker-Dealers of the Underwritten Offered Certificates (defined below); and

          WHEREAS, as an inducement to the Broker-Dealers to enter into the Underwriting Agreement, CWHEQ and the Broker-Dealers wish to provide for indemnification and contribution on the terms and conditions hereinafter set forth; and

          WHEREAS, the purchase price to be paid by CWABS to the Sellers (defined below) for the Mortgage Loans will be the proceeds of the sale by CWABS to the Broker-Dealers of the Offered Certificates (as defined below) and the delivery of any Retained Certificates (defined below) and as an inducement to the Broker-Dealers to enter into the Underwriting Agreement, Countrywide agrees to perform certain obligations set forth herein;

          NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I

                                 Definitions

     1.1  Certain Defined Terms.

          The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

          Act: The Securities Act of 1933, as amended.

          Agreement: This Indemnification and Contribution Agreement, as the same may be amended in accordance with the terms hereof.



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          Base Prospectus: The prospectus dated _________, 200_, as the same may be amended or supplemented, of CWHEQ relating to the offering from time to time of one or more series of asset backed certificates.

          Broker-Dealer: Each of the signatories to this Agreement or the Underwriting Agreement other than CWABS or Countrywide.

          Certificates: Asset-Backed Certificates, Series 200_-_ of CWHEQ.

          Closing Date: On or about ____________, 200_.

          Collateral Term Sheet: As defined in the No-Action Letters.

          Computational Materials: As defined in the No-Action Letters.

          Countrywide: Countrywide Home Loans, Inc., a New York corporation and its successors in interest.

          CWHEQ: CWHEQ, Inc., a Delaware corporation and its successors in interest.

          CWHEQ Prospectus Information: All information contained or incorporated in the Prospectus other than the Underwriter Information.

          CWHEQ Registration Information: All information contained or incorporated in the Registration Statement.

          Derived Information: As to any Broker-Dealer, such information, if any, in the Series Term Sheets, Collateral Term Sheets, Structural Term Sheets and/or Computational Materials that is not contained in (i) the Prospectus, the Registration Statement or amendments or supplements to either, taking into account information incorporated therein by reference (other than information incorporated by reference from the Series Term Sheets, Collateral Term Sheets, Structural Term Sheets and/or Computational Materials) or (ii) any Seller Mortgage Loan Information; provided however that Derived Information shall not include any error or omission or alleged error or alleged omission that results from a Pool Error.

          Exchange Act: The Securities Exchange Act of 1934, as amended.

          Form 8-K: The Current Report on Form 8-K, if any, filed by or on behalf of CWHEQ with respect to the Mortgage Loans and including any Collateral Term Sheet, Computational Materials, Series Term Sheet or Structural Term Sheet furnished by one or more of the Broker-Dealers.

          No-Action Letters: The no-action letter addressed to Greenwood Trust Company, Discover Card Master Trust 1 dated April 5, 1996; the letter of Cleary Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter and the Securities and Exchange Commission ("SEC") staff's response thereto, are publicly available February 17, 1995); the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder Peabody & Co.



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Incorporated, and Kidder Structured Asset Corporation; the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association; and the no-action letter dated February 17, 1995 issued by the Commission to the Public Securities Association.

          Offered Certificates: The Class ____, Class ____, Class ____, Class ____, Class ____, Class ____, Class ____ and Class ____ Certificates.

          Pool Error: Any error in the Seller Mortgage Loan Information.

          Prospectus: The Base Prospectus together with the Prospectus
Supplement.

          Prospectus Supplement: The Prospectus Supplement dated the date hereof, as the same may be amended or supplemented, of CWHEQ relating to the offering of the Offered Certificates.

          Registration Statement: As defined in the Underwriting Agreement.

          Retained Certificates: The Class ____ Certificates.

          Sellers: [Countrywide Home Loans, Inc. and one or more special purpose entities established by Countrywide Financial Corporation. The one or more special purpose entities previously acquired the mortgage loans they are selling directly from Countrywide Home Loans.]

          Seller Mortgage Loan Information: Information relating to the Mortgage Loans furnished by or on behalf of either Seller to any Broker-Dealer.

          Series Term Sheet: As defined in the No-Action Letters.

          Spread: As to any Underwriter, the excess, if any, of (i) the purchase prices paid by investors to such Underwriter for the Certificates purchased by such Underwriter over (ii) the purchase price paid by such Underwriter to CWHEQ for such Certificates pursuant to the Underwriting Agreement.

          Structural Term Sheet: As defined in the No-Action Letters.

          Underwriter: Each Broker-Dealer that is purchasing the Underwritten Offered Certificates pursuant to the Underwriting Agreement.

          Underwriter Information: As to any Underwriter, the only written information furnished by or on behalf of such Underwriter to CWABS specifically for use in connection with the preparation of the Registration Statement or the Prospectus, such information being (i) the information relating to such Underwriter set forth in the Prospectus Supplement in the last paragraph of the cover page thereof and under the caption "Method of Distribution" therein and (ii) any Derived Information prepared by such Underwriter, furnished to CWHEQ and included in the Form 8-K.



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          Underwriting Agreement: The Underwriting Agreement, dated the date hereof, among CWHEQ and each Underwriter providing for the purchase and sale of the Underwritten Offered Certificates.

          Underwritten Offered Certificates: As defined in the Underwriting Agreement.

     1.2  Other Terms.

          Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Underwriting Agreement.

     1.3  Interpretive Principle.

          A Broker-Dealer may be acting in more than one capacity. References herein to a Broker-Dealer acting in a particular capacity shall refer to such Broker-Dealer in such capacity only and shall not refer to other capacities, if any, being served by such Broker-Dealer.

                                  ARTICLE II

                        Representations and Warranties

     2.1  Mutual Representation.

          Each party hereto represents to the other parties hereto that:

          (a) the execution, performance and delivery of this Agreement has been duly authorized by such party;

          (b) this Agreement has been duly executed and delivered by such party; and

          (c) this Agreement constitutes the legal and valid obligations of such party.

     2.2  Other Representations.

          (a) CWHEQ has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement; and

          (b) Countrywide has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

     2.3 Collateral Term Sheets, Computational Materials, Series Term Sheets and Structural Term Sheets.

          Each Broker-Dealer which has furnished Collateral Term Sheets, Computational Materials, Series Term Sheets or Structural Term Sheets to potential investors shall furnish a copy thereof to Sidley Austin Brown & Wood LLP no later than 3:00 p.m. New York City time on the business day prior to the day on which such materials are required to be filed with the SEC pursuant to the applicable No-Action Letter. In addition, each Broker-Dealer which has so



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furnished such materials hereby represents to CWHEQ as to the materials it has furnished as follows:

          (a) The Collateral Term Sheets, Computational Materials, Series Term Sheets or Structural Term Sheets so furnished by such Broker-Dealer comply in all material respects with the terms of the applicable No-Action Letter.

          (b) The Derived Information included in the Underwriter Information of such Broker-Dealer pursuant to the definitions thereof does not contain an untrue statement of a material fact or, when read in conjunction with the Prospectus as an integral document, omit to state a material fact necessary to make such statements, in light of the circumstances under which they were made, not misleading; provided, however, that the applicable Underwriter makes no representation that the Prospectus (exclusive of such Derived Information and the Underwriter Information provided by such Underwriter) does not include any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          (c) The Collateral Term Sheets, Computational Materials, Series Term Sheets or Structural Term Sheets so furnished contain customary legends regarding the assumptions on which they are based and the absence of assurances or representations as to the actual rate or timing of principal payments or prepayments on any of the Mortgage Loans or the performance characteristics of the Certificates, and a statement to the effect that such materials were prepared by the applicable Broker-Dealer in reliance on information regarding the Mortgage Loans furnished by the Seller or CWHEQ.

          (d) CWHEQ did not participate in the preparation of the Collateral Term Sheets, Computational Materials, Series Term Sheets or Structural Term Sheets other than by supplying the Seller Mortgage Loan Information to the Broker-Dealer.

          (e) At or prior to the time any Collateral Term Sheets, Computational Materials, Series Term Sheets or Structural Term Sheets are furnished to CWHEQ for filing on the Form 8-K, the Broker-Dealer furnishing such materials will provide to CWHEQ and such Broker-Dealer a letter, in form and substance reasonably satisfactory to CWHEQ and such Broker-Dealer, of a firm of independent public accountants of national reputation to the effect that such accountants have performed certain specified procedures with respect to such materials and have found no exceptions, other than such exceptions as are acceptable to CWHEQ and the Broker-Dealer.

                                 ARTICLE III

                               Indemnification

     3.1  Indemnification.

          (a) CWHEQ agrees to indemnify and hold harmless each Broker-Dealer and each person who controls a Broker-Dealer within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act, the Exchange Act, or other federal or state statutory law or



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regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the CWHEQ Prospectus Information or the CWHEQ Registration Information or in any revision or amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state in the CWHEQ Registration Information, the CWHEQ Prospectus Information or in any revision or amendment thereof or supplement thereto a material fact required to be stated therein or the omission or alleged omission to state a material fact in the CWHEQ Prospectus Information or the CWHEQ Registration Information or in any revision or amendment thereof or supplement thereto necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or him in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that CWHEQ shall not be liable to a particular Broker-Dealer or any person who controls such Broker-Dealer to the extent that any misstatement or alleged misstatement or omission or alleged omission was (i) made in reliance upon and in conformity with the Underwriter Information furnished by such Broker-Dealer, and (ii) in the case of the CWHEQ Prospectus Information, to the extent that such misstatement or omission was corrected and CWHEQ provides at least one business day's notice prior to the written confirmation to such Broker-Dealer of such correction and such Broker-Dealer did not deliver, at or prior to the written confirmation of such sale, a copy of the Prospectus as then revised, amended or supplemented in any case where such delivery is required by the Act or the Exchange Act, if CWHEQ has previously furnished copies thereof to the Broker-Dealers in accordance with the terms of the Underwriting Agreement. This indemnity agreement will be in addition to any liability that CWHEQ may otherwise have.

          (b) Each Broker-Dealer severally agrees to indemnify and hold harmless CWHEQ, its officers who signed the Registration Statement or any amendment thereof, its directors, and each person who controls CWHEQ within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnities from CWHEQ to each Broker-Dealer; provided, however, that a Broker-Dealer will be liable in any such case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriter Information furnished by such Broker-Dealer; and provided, further, that any such omission or alleged omission relating to the Derived Information included in any Underwriter Information pursuant to the definitions thereof shall be determined by reading such Derived Information in conjunction with the Prospectus as an integral document and in light of the circumstances under which such statements in the Derived Information and Prospectus were made. This indemnity agreement will be in addition to any liability that any Broker-Dealer may otherwise have.

          (c) Promptly after receipt by an indemnified party under this
Section 3.1 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 3.1, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section
3.1. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and to the



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extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to elect separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel for each of, and approved by, the applicable Broker-Dealer in the case of paragraph (a) of this Section 3.1, representing the related indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

    3.2   Contribution.

          If the indemnification provided for in Section 3.1 is unavailable or insufficient to hold harmless an indemnified party under Section 3.1(a)-(b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 3.1 above in such proportion as is appropriate to reflect the following: (A) in the case of any Broker-Dealer which did not furnish Derived Information as provided in Section 2.3 hereof or the liability does not arise out of or is not based upon such Derived Information (i) in such proportion as is appropriate to reflect the relative benefits received by CWHEQ on the one hand and the Broker-Dealers on the other from the offering of the Offered Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of CWHEQ on the one hand and the Broker-Dealers on the other in connection with the statements or omissions or alleged statements or alleged omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations; or (B) in the case of any Broker-Dealer which did so furnish Derived Information and such liability arises out of or is based in whole or in part upon such Derived Information, (i) the relative benefits received by CWABS on the one



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hand and the Broker-Dealers on the other from the offering of the Offered
Certificates and (ii) the relative fault of CWHEQ on the one hand and the Broker-Dealers on the other in connection with the statements or omissions or alleged statements or alleged omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by CWHEQ on the one hand and the Broker-Dealers on the other shall be in such proportion so that the Broker-Dealers are responsible for an amount equal to that portion equal to the amount of the loss multiplied by a fraction, the numerator of which is the Spread and the denominator of which is the initial public offering price as set forth on the Prospectus Supplement and CWHEQ is responsible for the balance. The relative benefits received by an Underwriter shall be the Spread of such Underwriter, in the case of each Broker-Dealer. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omissions or alleged omission to state a material fact relates to information supplied by CWHEQ or by the Broker-Dealers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this
Section 3.2 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 3.2. A Broker-Dealer shall not be required to contribute any amount in excess of (x) the applicable Spread, in the case of each Broker-Dealer, over (y) the amount of any damages which the applicable Broker-Dealer has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; provided, however, that if the statements or omissions or alleged statements or alleged omissions which resulted in contribution were contained in or omitted from Derived Information filed on the Form 8-K, the preceding limitation on contribution shall be inapplicable to the Broker-Dealer which furnished such Derived Information. The obligation of any Broker-Dealer to contribute under this Section 3.2 is several in proportion to its respective underwriting obligations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     3.3  Benefits.

          The obligations of CWHEQ under this Article III shall be in addition to any liability which CWHEQ may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls a Broker-Dealer within the meaning of the Act; and the obligations of each Broker-Dealer under this Article III shall be in addition to any liability which such Broker-Dealer may otherwise have and shall have extended upon the same terms and conditions, to the officers of CWHEQ who signed the Registration Statement or any amendment thereof, to its directors, and to each person who controls CWHEQ within the meaning of either the Act or the Exchange Act.

     3.4  Countrywide Obligation.

          Countrywide agrees with each Broker-Dealer, for the sole and exclusive benefit of such Broker-Dealer and each person who controls a Broker-Dealer within the meaning of either the Act or the Exchange Act and not for the benefit of any assignee thereof or any other person or persons dealing with such Broker-Dealer, to indemnify and hold harmless each Broker-Dealer



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and each person who controls a Broker-Dealer within the meaning of either the
Act or the Exchange Act against any failure by CWHEQ to perform any of its obligations under this Agreement. Countrywide agrees that there are no conditions precedent to the obligations of CWHEQ hereunder other than written demand to CWHEQ to perform its obligations under this Agreement.

                                  ARTICLE IV

                                   Expenses

     4.1  Other Expenses.

          Any costs and expenses incurred in connection with the qualification of any of the Offered Certificates under the "blue sky" or securities laws of any state shall be paid by the Broker-Dealer requesting such action. Unless otherwise agreed to among the Broker-Dealers, any advertising or "tombstone" expenses shall be paid by the Broker-Dealer incurring the same. Each Broker-Dealer shall be responsible for all other costs and expenses incurred by it in connection with the purchase and sale of the Offered Certificates.

                                  ARTICLE V

                                   General

     5.1  Survival.

          This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Offered Certificates and any termination of the Underwriting Agreement.

     5.2  Successors.

          This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Article III hereof and their respective successors and assigns, and no other person will have any right or obligation hereunder.

     5.3  Applicable Law.

          This Agreement will be governed by and construed in accordance with the laws of the State of New York disregarding principles of conflict of laws.

     5.4  Miscellaneous.

          Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.



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     5.5  Notices.

          All communications hereunder shall be in writing and effective only on receipt and, if sent to a Broker-Dealer, shall be delivered to the address specified on the signature page hereof; or if sent to CWHEQ, shall be delivered to 4500 Park Granada, M.S. CH-11, Calabasas, California 91302, attention of Deputy General Counsel for Corporate Finance.



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          IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers on the date first above written.

                                  CWABS, INC.

                                  By:    ____________________________
                                         Name:
                                         Title:

                                  COUNTRYWIDE HOME LOANS, INC.

                                  By:    ____________________________
                                         Name:
                                         Title:

                                  [UNDERWRITER]

                                  By:    _____________________________
                                         Name:
                                         Title:
                                         Address:


                                  [UNDERWRITER]

                                  By:    ____________________________
                                         Name:
                                         Title:
                                         Address:


                                 [UNDERWRITER]

                                  By:    _____________________________
                                         Name:
                                         Title:
                                         Address:


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